Exhibit 10.8

SUBORDINATION AGREEMENT

This Agreement dated as of March 16, 2015, is among the creditor identified on the signature page below (the “Creditor”), PDG, P.A. (the “Debtor”), and U.S. Bank National Association (the “Bank”).

The parties agree as follows:

1.          Definitions. “Creditor’s Claim” means all of Debtor’s obligations to Creditor for borrowed money, now existing or hereafter arising, direct or indirect, absolute or contingent, joint or several, whether as maker, endorser, surety, guarantor or otherwise. “Bank’s Claim” means all of Debtor’s obligations to Bank, now existing or hereafter arising, direct or indirect, absolute or contingent, joint or several, whether as maker, endorser, surety, guarantor or otherwise.

2.          Consent. Creditor agrees that Debtor may incur the obligations evidenced by the Bank’s Claim and acknowledges that the Bank’s Claim does not violate any restriction on Debtor’s debt contained in any document evidencing Creditor’s Claim.

3.          Subordination. Creditor shall not receive, or take any action to collect or enforce, payment from Debtor, and Debtor shall not make payment to Creditor, of Creditor’s Claim or any part thereof; provided, however, as interest accrues on Creditor’s Claim, such interest may be paid by Debtor to Creditor as long as no default then exists in Bank’s Claim or would result from such payment. Without the prior written consent of Bank, Creditor shall not receive, or take any action to collect or enforce, payment of Creditor’s Claim from any person. If Creditor receives any payment or property in violation of the terms of this Agreement, Creditor shall forthwith pay over or deliver the same to Bank to be applied on Bank’s Claim whether or not then due. So long as any portion of the Bank’s Claim is outstanding, or the Bank has a commitment to lend to Debtor, the Bank’s interest in any collateral now or hereafter owned by Debtor shall have priority over the security interest of Creditor in that collateral, and Creditor’s interest in that collateral shall in all respects be subject and subordinate to the security interest of the Bank.

4.          Waivers. Creditor’s and Debtor’s agreements and undertakings and Bank’s rights and remedies shall not be affected or impaired by (a) any neglect or omission on the part of Bank to look to, preserve, protect, care for, insure, take possession of, collect, dispose of, or otherwise realize upon any security for Bank’s Claim, or (b) any act by Bank in releasing, canceling or surrendering all or part of such security, or in extending the time for payment with respect to all or any part of Bank’s Claim or such security, or in enforcing or realizing upon such security, or (c) any other act or omission by Bank or any other person, or any other thing. No notice need be given to Creditor at any time of Bank’s Claim or the amount thereof, whether now existing or later arising, or any increase or decrease therein, or any payment thereof, or with respect to any security, or in any other respect.

5.           Assignment. Creditor may assign, negotiate, pledge or otherwise transfer Creditor’s Claim or any part thereof subject to the following conditions: (i) Creditor shall provide Bank with prior, written notice of any such transfer, including in each notice the name and address of each transferee, (ii) no more than four transferees may hold any part of Creditor’s Claim at any time and (iii) each transferee shall acknowledge in writing that such transferee holds its interest in Creditor’s Claim subject to this Agreement.

6.           Breach. In the event of any breach of this Agreement by Debtor, Bank may declare Bank’s Claim immediately due and payable in full without any notice or demand, all of which are hereby waived by Debtor and Creditor.

7.           Miscellaneous. This Agreement is a continuing, absolute and unconditional agreement of subordination without regard to the validity or enforceability of any document evidencing the Bank’s Claim or of any agreement relating to any collateral for the Bank’s Claim and irrespective of the time or order of attachment or perfection of any security interest in that collateral or the order of filing of financing statements with respect to that collateral. This Agreement does not create, or imply the existence of, any commitment on the part of Bank to extend credit to Debtor or any other person. This Agreement shall continue in effect, notwithstanding any payment in full of Bank’s Claim, until this Agreement is terminated in writing executed by Bank. This Agreement binds Creditor and Debtor and their respective heirs, representatives, successors and assigns. It is enforceable by Bank and its successors and any assignees of Bank’s Claim, but shall not benefit or be enforceable by any other party or subordinate Creditor’s Claim to any claim other than Bank’s Claim. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Minnesota (excluding conflict of law rules).

PDG, P.A.

By:	/s/ [Illegible]	/s/ Nick Swenson
	Its: President	Nick Swenson
(Print Creditor’s Name)

U.S. Bank National Association

By:	/s/ [Illegible]
Its: Vice President

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